As filed with the Securities and Exchange Commission on September 30, 1999
                                                    Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          ELECTRONICS FOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

       Delaware                                         94-3086355
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                303 Velocity Way
                       Foster City, California 94404-4803
                                 (650) 357-3500
                    (Address of principal executive offices)

                   1999 Equity Incentive Plan, as amended and
                            Management Graphics, Inc.
              1985 Nonqualified Stock Option Plan for Key Employees
                            (Full title of the plan)

                                    Dan Avida
                Chairman of the Board and Chief Executive Officer
                          Electronics For Imaging, Inc.
                                303 Velocity Way
                       Foster City, California 94404-4803
                                 (650) 357-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:

                             Andrei M. Manoliu, Esq.
                              Brett D. White, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
 ============================= =================== ========================= ========================== =======================
 Title of Securities to be       Amount to be         Proposed Maximum          Proposed Maximum
         Registered               Registered         Offering Price Per     Aggregate Offering Price     Amount of Registration
                                                         Share (1)                     (1)                       Fee
 ---------------------------- ------------------- ------------------------- -------------------------- ------------------------
 Stock Options and Common
 Stock (par value $.01)             4,534,168          $15.1352-$53.9375            $ 243,235,890               $67,619.58
 ============================ =================== ========================= ========================== ========================
================================================================================================================================

(1)      Estimated  solely for the purpose of calculating  the amount of the  registration  fee pursuant to Rule 457(h) under the
         Securities  Act of 1933, as amended.  The offering  price per share and aggregate  offering price are based upon (a) the average of the high and low prices of Company's  Common Stock on September  28, 1999 as reported on the Nasdaq  National
         Market for shares  reserved for future grant pursuant to Electronics  For Imaging,  Inc.'s (the  "Company")  1999 Equity
         Incentive  Plan,  as amended,  and (b) the weighted  average  exercise  price for options  assumed by the Company  under
         Management Graphic, Inc.'s 1985 Nonqualified Stock Option Plan.

The chart below details the calculations of the registration fee:

- --------------------------------------- -------------------------------- ----------------------- --------------------
                                                                           Offering Price Per     Aggregate Offering
              Securities                       Number of Shares                  Share                   Price
- --------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable under the 1999 Equity
Incentive Plan, as amended                      4,500,000                      $53.9375              $242,718,750
- --------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable pursuant to assumed
options under Management Graphics,
Inc.'s 1985 Nonqualified Stock Option
Plan                                               34,168                      $15.1352                  $517,140
- --------------------------------------- -------------------------------- ----------------------- --------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Electronics For Imaging, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "Securities Act"). The Company's Amended and Restated Certificate of Incorporation requires the Company to indemnify its directors and officers to the extent permitted by Delaware law. The Company's Amended and Restated Bylaws require the Company to indemnify its directors, officers, employees and agents, to the extent permitted by Delaware law as in effect on the date the Bylaws were adopted. The Bylaws also permit the company to advance expenses incurred in defending civil or criminal actions, suits or proceedings, as authorized by the Board of Directors upon receipt of an undertaking by the advanced party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                       EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

                                    EXHIBITS
Exhibit
Number

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.3              Consent of Cooley  Godward  LLP.  Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1              The Company's 1999 Equity Incentive Plan, as amended.

99.2* Form of Stock Option Agreement under the 1999 Equity Incentive Plan, as amended.

99.3 Management Graphics, Inc. 1985 Nonqualified Stock Option Plan for Key Employees.

99.4 Form of Stock Option Agreement under the Management Graphics, Inc. 1985 Nonqualified Stock Option Plan for Key Employees.

- -------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-8, (333-85861), filed with the SEC on August 25, 1999.

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on September 30, 1999.

                                     ELECTRONICS FOR IMAGING, INC.


                                     By:      /s/ Dan Avida
                                         --------------------------------------
                                              Dan Avida
                                              Chief Executive Officer and
                                              Chairman of the Board



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Avida and Eric Saltzman and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                           Date

/s/ Dan Avida                 Chief Executive Officer         September 30, 1999
- -------------------------     and Chairman of the Board
     Dan Avida                (Principal Executive
                              Officer)

/s/ Eric Saltzman             Chief Financial Officer         September 30, 1999
- -------------------------     (Principal Financial
     Eric Saltzman            Officer and Accounting
                              Officer)

/s/ Cill Cogan                Director                        September 30, 1999
- -------------------------
     Cill Cogan


/s/ Dan Maydan                Director                        September 30, 1999
- -------------------------
     Dan Maydan

/s/ Jean-Louis Gassee         Director                        September 30, 1999
- -------------------------
     Jean-Louis Gassee

/s/ Thomas I. Unterberg       Director                        September 30, 1999
- -------------------------
     Thomas I. Unterberg

                                  EXHIBIT INDEX

Exhibit
Number                                      Description

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.3              Consent of Cooley  Godward  LLP.  Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

99.1              The Company's 1999 Equity Incentive Plan, as amended.

99.2* Form of Stock Option Agreement under the 1999 Equity Incentive Plan, as amended.

99.3 Management Graphics, Inc. 1985 Nonqualified Stock Option Plan for Key Employees.

99.4 Form of Stock Option Agreement under the Management Graphics, Inc. 1985 Nonqualified Stock Option Plan for Key Employees.

- -------------
* Documents incorporated by reference from the Company's Registration Statement on Form S-8, (333-85861), filed with the SEC on August 25, 1999.